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                                                                    Exhibit 23.2
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Inktomi Corporation (333-______) of our report dated October 16, 1998, relating to the financial statements of Inktomi Corporation which appears in Inktomi Corporation's 1998 Annual Report on Form 10-K and to the incorporation by reference in this Registration Statement of our report dated October 16, 1998, except as to the pooling of interests with Impulse! Buy Network, Inc., which is as of April 30, 1999, and the pooling of interests of WebSpective Software, Inc. which is as of October 1, 1999, relating to the supplementary financial statements appearing in the Current Report on Form 8-K/A of Inktomi Corporation dated November 4, 1999.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Inktomi Corporation (No. 333-______) of our report dated March 16, 1999, relating to the financial statements of WebSpective Software, Inc., which appears in the Current Report on Form 8-K/A of Inktomi Corporation dated November 4, 1999.


                                        PricewaterhouseCoopers LLP

                                        /S/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
December 1, 1999